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                                                    EXHIBIT 10.82

     Consolidated Capital of North America, Inc., hereby unconditionally guarantees the obligations of William Ciralsky ("Ciralsky") under that certain Unconditional and Continuing Guaranty, dated July 6, 1998, attached hereto as Exhibit A (the "Toledo Blank Guaranty"), for the joint benefit of Ciralsky and Toledo Blank, Inc. ("Blank"). Guarantor hereby further covenants and agrees as follows:

     1. Guarantor (i) acknowledges that Ciralsky is obligated under the Toledo Blank Guaranty; (ii) warrants that Guarantor has received good and valuable consideration for this Guaranty; and (iii) waives notice of the acceptance of this Guaranty.

     2. This Guaranty is a guaranty of payment and not of collection.

     3. Guarantor hereby waives Ciralsky's presentment, protest, notice, demand or action together with notice of acceptance of this Guaranty.

     4. Ciralsky, his successors and assigns shall not be required to proceed first against TPSS Acquisition Corporation or against any other guarantor, person, firm or corporation, or against any collateral security before resorting to the undersigned Guarantor for payment.

     5. Ciralsky shall provide Guarantor with notice of any claim ("Claim") made against Ciralsky by Blank under the Toledo Blank Guaranty within ten (10) days of Ciralsky's receipt of written notice of any such Claim. Guarantor shall have a reasonable opportunity, but in no event more than thirty (30) days, to cure the default or payment deficiency that is the basis of the Claim. In the event that the Claim is paid to Blank pursuant to this Guaranty, Guarantor shall be subrogated to any and all rights of Blank against Ciralsky with respect to the Claim.

     6. Guarantor shall not be obligated under this Guaranty in respect of any payments made by Ciralsky with respect to a Claim paid or agreed to be paid by Ciralsky without the prior written consent of Guarantor. Guarantor's liability hereunder shall be further subject to Ciralsky's cooperation with Guarantor in connection with any negotiations with Blank regarding all Claims.

     7. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Ciralsky.

     8. Guarantor waives all suretyship and other similar defenses.

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     9.   This Guaranty shall be governed, construed and
          interpreted in accordance with the laws of the State of Ohio.

     10. No forbearance by Ciralsky in exercising any right under this Guaranty shall operate as a waiver thereof.

    IN WITNESS WHEREOF, Guarantor executes and delivers to Ciralsky this Guaranty on January 12, 1998.

                             GUARANTOR

                             CONSOLIDATED CAPITAL OF NORTH
                             AMERICA, INC.

                             By:  /s/ Richard D. Bailey
                                  ---------------------
                             Title:    President

Ciralsky represents and warrants that all currently outstanding obligations of Toledo Pickling & Steel Sales, Inc. and Toledo Pickling Steel Group (collectively, "Toledo Pickling") to Blank as of November 30, 1998 are fully accounted for on the November 30, 1998 Balance Sheet of Toledo Pickling & Steel Sales, Inc.


                              /s/ William Ciralsky
                              --------------------
                              William Ciralsky